Exhibit 99.1

NETGEAR®

NEWS RELEASE

NETGEAR®'s Williams to Leave

SANTA CLARA, Calif. - August 30, 2007 - NETGEAR, Inc. (NASDAQGM: NTGR), a worldwide provider of technologically advanced, branded networking products, today announced that Deborah A. Williams, its Senior Vice President and Chief Marketing Officer, intends to leave the company to pursue other opportunities. Ms. Williams will remain in her current position for transitional purposes through September 20, 2007.

Ms. Williams, who joined the Company on September 5, 2006, was responsible for managing the product marketing and corporate marketing teams in NETGEAR. Upon her departure, Ms. Williams' duties will be shared between Vivek Pathela, the company's Vice President of Product Marketing, and David Soares, the company's Senior Vice President of Worldwide Sales, Support and Field Marketing.

Patrick Lo, NETGEAR's chairman and chief executive officer, commented, "We thank Ms. Williams for her contribution in putting the effective marketing organizations and focus in place, setting the stage for our continuous success under the helms of Vivek Pathela and David Soares."

About NETGEAR, Inc.

NETGEAR (Nasdaq: NTGR) designs technologically advanced, branded networking products that address the specific needs of small and medium business and home users. The Company's product offerings enable users to share Internet access, peripherals, files, digital multimedia content and applications among multiple personal computers and other Internet-enabled devices. NETGEAR is headquartered in Santa Clara, Calif. For more information, visit the company's Web site at www.netgear.com or call (408) 907-8000.

© 2007 NETGEAR, Inc. NETGEAR and the NETGEAR Logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. Information is subject to change without notice. All rights reserved.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning NETGEAR's business and the expected performance characteristics, specifications, market acceptance, market growth, specific uses, user feedback and market position of NETGEAR's products and technology are forward-looking statements within the meaning of the Safe Harbor. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including, without limitation, the following: the actual price, performance and ease of use of NETGEAR's products may not met the price, performance and ease of use requirements of customers, product performance may be adversely affected by real world operating conditions, new viruses or Internet threats may develop that challenge the effectiveness of security features in NETGEAR's products, the ability of NETGEAR to market and sell its products and technology, the impact and pricing of competing products and the introduction of alternative technological solutions. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Part II - Item 1A. Risk Factors", pages 27 through 37, in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2007, filed with the Securities and Exchange Commission on August 10, 2007. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:
David Pasquale Executive Vice President, Investor Relations The Ruth Group (646) 536-7006 dpasquale@theruthgroup.com

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